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                                                                EXHIBIT 10.14(b)


                          SECOND AMENDMENT TO DEFERRED
                             COMPENSATION AGREEMENT


                  THIS AMENDMENT to the Deferred Compensation Agreement made this 13th day of July, 2000, by and between Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), and James L. Pate ("Employee").

                                    RECITALS:

                  WHEREAS, the Company and Employee have previously entered into that certain Deferred Compensation Agreement made the 30th day of December, 1998, and subsequently amended the same on the 4th day of May, 2000; and

                  WHEREAS, the Board of Directors of the Company has authorized the amendment of the Deferred Compensation Agreement and Employee is agreeable to the amendment.

                  NOW, THEREFORE, in consideration of the premises, effective as of the date first written above, the Company and Employee agree as follows:

         1. The second sentence of paragraph (2) of the Deferred Compensation Agreement is hereby amended to read as follows:

         "Employee shall be entitled to participate in all such employee benefit plans and programs of the Company as may be in effect from time to time, including, but not limited to, the Pennzoil-Quaker State Company Salaried Employees Retirement Plan (the `Retirement Plan'), the Pennzoil-Quaker State Company Savings and Investment Plan (the `Savings and Investment Plan'), the group disability plans (i.e., the `Short-Term Disability Plan'), the Excess Benefit Agreement between the Company and Employee, the group life insurance plan and the group hospitalization and medical benefits plan."

         2. Paragraph (3) of the Deferred Compensation Agreement is hereby amended to read as follows:

                  "(3) Benefit. Upon Employee's termination of employment with the Company for any reason other than death at any time, Employee shall be entitled to monthly payments of deferred compensation for the remainder of his life equal to the sum of (a) the excess of (i) 57% of Employee's monthly salary as in effect on the date of his termination of employment, over (ii) the total amount of monthly amounts payable to Employee during each applicable month from the Retirement Plan, the U.S. Social Security Act, the Company's Short-Term Disability Plan, the Company's Long-Term Disability Plan, the Company's Supplemental Disability Plan, as defined benefits under the Excess Benefit Agreement between the Company and Employee, and from any retirement plan



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         with a former employer (whether or not received in the form of monthly payments) and (b) $9,666.67."

         3. Paragraph (4) of the Deferred Compensation Agreement is hereby amended to read as follows:

                  "(4) Death Prior to Termination of Employment or After Commencement of Benefits. In the event of Employee's death on or after the date hereof, while in the employment of the Company or after Employee's commencement of benefits under this Agreement, his spouse shall be entitled to receive for her lifetime a monthly spouse death benefit equal to the sum of $4,833.33 and one-half of the benefit payable to Employee under clause (a)(i) of paragraph (3) above, less the total of the monthly amounts payable to the spouse during each applicable month from the Retirement Plan, the U.S. Social Security Act, the Company's Salary Continuation Plan, as defined benefits under the Excess Benefit Agreement between the Company and Employee and from any other retirement plan with a former employer (whether or not received in the form of monthly payments) of Employee."

                  IN WITNESS WHEREOF, the Company and Employee have executed this Amendment to Deferred Compensation Agreement as of the date first above written.

                                        PENNZOIL-QUAKER STATE COMPANY


                                        By:  /s/ JAMES J. POSTL
                                           -------------------------------------
                                        James J. Postl
                                        President and Chief Executive Officer


Accepted and agreed to by:

/s/ JAMES L. PATE
--------------------------
James L. Pate